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                                                                    Exhibit 10.1



                              EMPLOYMENT AGREEMENT


                                     PART I

                              PARTIES TO AGREEMENT
                              --------------------

Section 1.01 - Parties:  This Employment Agreement is entered into this 8 day of
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July, 1997, between Farmers & Merchants Bank of Central California, (hereinafter referred to as "Employer") and Kent A. Steinwert (hereinafter referred to as "Employee").


                                    PART II

                                  EMPLOYMENT
                                  ----------

Section. 2.01 - Employment:  Employer hereby employs Employee and Employee
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hereby accepts employment with Employer in accordance with the terms and conditions set forth herein.

Section 2.02 - Term of Employment:  This Employment Agreement shall be in full
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force and effect for a period of 36 months, commencing on the date that Employee starts his employment with Employer. At the end of said term, this Agreement shall renew automatically for additional one year term(s), unless either party furnishes written notice of his or its intention not to renew by no later than sixty (60) days prior to the anniversary of the Effective Date of this Agreement.

Section 2.03 - Regulatory Approval:  The parties acknowledge that Employee's
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employment with Bank is subject to review and approval of governmental regulatory authorities. The parties shall agree to take all steps necessary to cooperate fully with said regulators in order to expedite the approval process. Employee's contract under this Agreement is subject to, and shall not commence until, said regulatory approvals have been obtained.


                                    PART III

                               DUTIES OF EMPLOYEE
                               ------------------

Section 3.01 - General Duties:   During the term of this Agreement, Employee
-----------------------------
shall hold the position of President and Chief Executive Officer of the Bank and shall report to and be responsible to the Bank's Board of Directors and Chairman (Board). Employee shall have supervision and control over, and responsibility for, the general management and operation of the Bank, and shall have such other powers and duties as may from time to time be prescribed by the Board, provided that such duties are consistent with the Employee's duties as President and Chief Executive Officer. Throughout his employment with the Bank, Employee shall provide his full working time and attention to the performance of his duties under this Agreement.

Section 3.02 - Conscientious Performance of Duties:  Employee shall devote his
--------------------------------------------------
full productive time, energies, and abilities to the proper and efficient management of the Employer's business. Without the prior written authorization of the Employer's Chairman and Board, Employee shall not, directly or indirectly, during the term of this Agreement, engage in any business, professional or commercial activity competitive with or adverse to the Employer's business or welfare whether alone, or as owner, shareholder or partner, or as an officer, director, employee, advisor or consultant.

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                                    PART IV

                                 COMPENSATION
                                 ------------

Section 4.01 - Salary:  Employee shall be paid a base salary of $200,000.  This
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base salary shall be paid to Employee in such intervals and at times as others salaried executives of Employer are presently paid.

Section 4.02 - Bonus Payment:  For the remaining calendar year of 1997, Employer
----------------------------
will provide Employee with a bonus of $50,000, which shall be due and payable on or about January 30, 1998. On or about January 30, 1999 Employer shall award Employee a discretionary performance bonus of not less than $50,000. The amount of performance bonus shall be determined by Employer's Board of Directors upon consideration of Employee's job performance and the Bank's financial results for calendar year 1998.

Section 4.03 - Long-Term Incentive Plan:  The Bank has a Stock Appreciation
---------------------------------------
Rights Plan which will be offered to Employee. The terms of this stock option plan will be detailed in an addendum attached to this Agreement.

Section 4.04 - Relocation Allowance:  In order to assist Employee in relocating
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from his home in Southern California to Lodi, California, Employer will provide
Employee with the following:

     1. Employer will reimburse Employee for all reasonable expenses associated with Employee selling his home in Southern California, including real estate commissions, and any additional reasonable expenses associated with purchasing a home in Lodi, California, including up to 3 house hunting trips to Lodi;

     2. Employer will reimburse Employee for the reasonable cost of moving from Southern California and reimburse Employee for any costs incurred for the temporary storage of his household goods for a maximum of six
          (6) months;

     3. Employer will provide Employee with a temporary housing allowance of up to $3000 per month. This temporary housing allowance will cease when Employee sells his home in Southern California or within six (6) months after starting employment with Employer, whichever comes first;

     4. Employer will reimburse Employee for any income tax Employee incurs as a result of the reimbursements provided in subsections 1, 2 and 3 above;

     5. Reimbursements outlined in section 1, 2 and 3 above will be provided to Employee assuming Employee provides Employer with invoices and itemized statements supporting any request for reimbursement.

Section 4.05 - Deductions from Compensation:  Employer shall deduct from any
-------------------------------------------
compensation payable to Employee the sums which it is required by law to deduct, including but not limited to federal and state withholding taxes, social security taxes and state disability taxes.


                                     PART V

                                    BENEFITS
                                    --------

Section 5.01 - Benefits:  Employee shall be eligible to participate in whatever
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medical, dental, pension, sick leave, 401k, profit-sharing plan, disability insurance or other plans of general application to Employer's senior

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level employees, as may be in effect from time to time, in accordance with the rules established from time to time for individual participation in any such plans.

Section 5.02 - Vacation:  Employee shall accrue four (4) weeks vacation per
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year.  For 1997, Employee's vacation shall be prorated from Employee's start date through December 31, 1997. Employee's maximum accrued vacation cannot exceed four (4) weeks without Board of Directors' approval

Section 5.03 - Company Car:  Employer shall provide Employee with a Buick Park
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Avenue automobile or equal, for business and incidental personal use as per Bank policy.

Section 5.04 - Membership Fees:  Employer shall reimburse Employee for all
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appropriate and reasonable expenses incurred in performing his duties, including providing membership in local service and civic clubs and/or organizations as the Bank deems appropriate and necessary for enhancement of its presence within the local business community. In order to be eligible for reimbursement of these expenses, Employee will provide Employer with receipts and documented evidence as is required by Federal and State laws and regulations. In addition to the above, Employee will be entitled to join the Woodbridge Golf and Country Club at Employee's own expense. However, Employer will reimburse Employee for the monthly dues, assessments, business meals and customer entertainment expenses associated with this membership.


                                    PART VI

                                    EXPENSES
                                    --------

Section 6.01 - Travel and Entertainment Expenses:  During the term of Employee's
------------------------------------------------
employment, Employer shall reimburse Employee for reasonable out of pocket expenses incurred in connection with Employer's business, including travel expenses, food and lodging while away from his home, subject to such policies as Employer may from time to time establish for its employees. Employee shall keep records of his travel and entertainments expenses in a form suitable to the Internal Revenue Service and the Franchise Tax Board to qualify this reimbursement as a federal and state income tax deduction for Employer.


                                    PART VII

                           TERMINATION OF EMPLOYMENT
                           -------------------------

Section 7.01 - Termination at Option of Employer:  Notwithstanding any other
------------------------------------------------
section of this Agreement, Employer may terminate this Agreement at any time and without cause by giving Employee thirty (30) days written notice of Employer's intent to terminate this Agreement. In the event Employee's employment is terminated pursuant to Section 7.01 of this Agreement, Employee shall be paid all accrued salary, vacation and reimbursable expenses for which expense reports have been provided to Employer in accordance with Employer's policies and this Agreement. In addition to the foregoing amounts, if Employee is terminated pursuant to this section of the Agreement, he will be entitled to receipt of additional severance payments as follows:

     1. Employee shall be entitled to receive up to twenty-four (24) monthly payments, each in the amount equal to one twelfth (1/12) of Employee's annual base salary, less any withholding required by law. Any payments due and owing to Employee under this Section will commence on the 15/th/ day of the first month following Employee's termination and shall continue until all payments due and owing Employee are made or until employee obtains other comparable employment, whichever comes first.

     2. For purposes of implementing subparagraph 1 of Section 7.01, Employee agrees to furnish Employer with prompt written notice describing any subsequent employment he secures

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          (including his compensation for such employment) following any termination under this section.

     3. For purposes of subparagraph 1 of Section 7.01, the term "comparable employment" shall mean any employment in which Employee's compensation (measured by any cash or non-cash payments or benefits) is comparable to his compensation under this Agreement. Any compensation comparison undertaken for the purposes of this Agreement shall be done without regard to any vested or unvested stock appreciation rights of Employee.

     4. In addition so any severance payments due and owing under Section 7.01, Employer may, in its sole discretion, provide Employee with a performance bonus prorated for the number of months between the termination date and the end of Employer's last fiscal year.

Section 7.02 - Termination by Employer for Cause:  If, at any time during
------------------------------------------------
Employee's employment, Employer finds that Employee is guilty of theft, malfeasance or gross negligence, Employer may at its option terminate this Agreement by giving written notification of such termination to Employee. In the event Employee is terminated pursuant to this Section, Employee shall be entitled only to the compensation earned by him prior to the date of termination, computed up to and including the date of termination, and shall be entitled to no further compensation or severance payment of any nature.

Section 7.03 - Termination at Option of Employee:  This Agreement may be
------------------------------------------------
terminated by Employee in his sole discretion by giving thirty (30) days written notice of termination to Employer. In the event Employee terminates his employment pursuant to this Section, Employee shall be entitled to the base compensation earned by him computed up to and including the effective date of his termination and he shall be entitled to no further compensation, or severance payments of any nature; provided, however, Employee continues productive employment until such date; and further provided that Employer may, at its option, at any time after Employee gives written notice of resignation as herein provided, pay Employee pro rata compensation as described above up through and including the effective date of termination set forth in Employee's resignation notice, and thereupon immediately release and terminate Employee.

Section 7.04 - Continuation of Medical Benefits:  In the event Employee's
-----------------------------------------------
employment is terminated, Employee shall be afforded the right to continue his medical benefits as and to the extent provided in the Consolidated Omnibus Budget Reconciliation Act ("COBRA").

Section 7.05 - Termination of Employee due to Sale of Bank:  In the event the
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Bank is sold during the term of this Agreement, and in the event Employee is not retained by the purchaser in the same or similar position as described in
Section 3.01 of this Agreement, Employer will provide Employee with a $400,000 severance package, in addition to any vested awards under the Stock Appreciation Rights Plan.

Section 7.06 - Exclusive Agreement:  The agreement of Employer and Employee
----------------------------------
respecting the extent of the parties' duties, obligations and liabilities in the event of termination of employment as set forth in Part VII herein is intended to be exclusive and in lieu of any other interests, rights or remedies to which Employer or Employee may otherwise be entitled either at law, in equity, or under this Agreement. Employer and Employee expressly waive any and all such other rights and remedies.


                                   PART VIII

                                   COVENANTS
                                   ---------

Section 8.01 - Business and Trade Secrets:  Employee specifically agrees that he
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will not at any time, whether during the period of Employee's employment by
Employer or at any time thereafter, in any fashion, form or manner, unless specifically consented to in writing by Employer, either directly or indirectly use or divulge, disclose or communicate to any person, firm or corporation, in any manner whatsoever, any confidential

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information and trade secrets of any kind, nature or description concerning any matters affecting or relating to the business of Employer, including without limiting the generality of the foregoing, the names, contact persons, business habits or practices, and standards of the Employer, or confidential business or financial information, including the Employer's financial and planning data, compilations of business and financial data, records, reports, customer lists, (including contacts), customers' profitability, studies, manuals, memoranda, notebooks, files, documents, correspondence, and other confidential business or financial information of, about, or concerning the business of the Employer, its manner of operation, or other confidential data of any kind, nature or description, the parties hereto stipulating that as between them, the same are important, material and confidential business and trade secrets and affect the successful conduct of the Employer's business and its goodwill, and that any breach in whole or in part of the term of Part VIII of this Agreement is a material breach of this Agreement.

Section 8.02 - Employer's Property:  All files, records, compilations, reports,
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studies, manuals, memoranda, notebooks, documents, correspondence, and other confidential information or records and similar items relating to the business of the Employer, whether prepared by Employee or otherwise coming into his possession, are, and shall remain, the exclusive property of the Employer, and shall be promptly delivered to the Employer in the event of Employee's termination.

Section 8.03 - Separate Covenants:  The covenants of Part VIII of this Agreement
---------------------------------
shall be construed as separate covenants covering their particular subject matter. In the event that any covenant shall be found to be judicially unenforceable, said covenant shall not affect the enforceability or validity of any other part of this Agreement.

Section 8.04 - Continuing Obligation:  Employee's obligations set forth in Part
------------------------------------
VIII of this Agreement shall expressly continue in effect beyond Employee's employment period in accordance with their terms, and such obligations shall be binding on Employee's assigns, executors, administrators and other legal representatives.

Section 8.05 - Enforcement:  Employer and Employee acknowledge that Employee is
--------------------------
hereunder employed in a sensitive business position where Employee will have access to business and trade secrets as described in Part VIII hereof, and will be rendering personal services of a special, unique, unusual and extraordinary character. In recognition of these facts, Employee agrees that the breach by him of the covenants of this Agreement could not reasonably or adequately be compensated in damages in an action at law and that Employer by reason thereof shall be entitled to preliminary injunctive relief in a court of competent jurisdiction which relief shall include but shall not be limited to restraining Employee from rendering any service or taking any action that would breach such covenants pending a determination of the parties' rights and obligations in resolution/arbitration in accordance with Part IX hereof.


                                    PART IX

                       GENERAL AND ARBITRATION PROVISIONS
                       ----------------------------------

Section 9.01 - Notices:  Any notice to be given to Employer under the terms of
----------------------
this Agreement shall be addressed to Employer at the address of its principal place of business, and any notice to be given to Employee shall be addressed to him at his mailing address as either party may hereafter designate in writing to the other. Any such notice shall be deemed to have been duly given when enclosed in a properly sealed and addressed envelope, registered or certified, and deposited (postage or registry or certification fee prepaid), in a post office or branch post office regularly maintained by the United States government.

Section 9.02 - Arbitration:  Excepting the preliminary relief described in Part
--------------------------
VIII of this Agreement which is expressly excluded herefrom, any and all controversies between Employer and Employer's agents or employees acting within the scope of their employment or alleged to be acting within the scope of their employment, and Employee arising out of Employee's employment and relations with Employer, whether arising during the term of Employee's employment, or as a result of or after the termination thereof, whether sounding in tort, contract

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or otherwise, or involving the construction or application of any of the terms, provisions or conditions of this Agreement, if not earlier resolved, shall be submitted for resolution to Employer's Board by Employee and, if not satisfactorily resolved thereby, by final and binding arbitration in accordance herewith. The parties further agree that any claim based in whole or in part on any statute or law of the United States or the State of California shall similarly be submitted to such resolution procedures and, where not satisfactorily resolved, to arbitration as provided herein to the fullest extent permitted by law. Arbitration proceedings hereunder shall, to the extent not inconsistent with the specific provisions herein, comply with and be governed by the provisions of the United States' Arbitration Act. Employer and Employee shall request from the American Arbitration Association a list of eleven (11) arbitrators and shall, by alternately striking the names therefrom, select an arbitrator who shall hear and determine the controversy or dispute. Such arbitrator's decision shall be final and conclusive upon the parties. In the event Employer and Employee are unable to agree upon a mutually acceptable arbitrator, each party shall appoint one impartial person and the two impartial persons so chosen shall select a third impartial person as arbitrator whose decision shall be final and conclusive upon the parties. EMPLOYER AND EMPLOYEE HEREBY EXPRESSLY WAIVES THEIR ENTITLEMENT, IF ANY, TO HAVE CONTROVERSIES BETWEEN THEM DECIDED BY A COURT OR A JURY. The arbitrator shall have full authority to decide any matters in controversy or dispute between the parties. All arbitration proceedings herein shall be pursued privately and neither Employer nor Employee shall publicize the fact of, or the decision of any such arbitration except as the same may be required by law, or for the purpose of pursuing the right of review as set forth in the United States Arbitration Act. The cost of any arbitration proceedings hereunder, including the arbitrator's fees, shall be borne equally by the parties. Each party, however, shall bear its own costs for the preparation and presentation of its contentions notwithstanding and irrespective of any other provision or rule of law pertaining to the matter to be arbitrated.

Section 9.03 - Time Limitation for Actions:  The parties hereto agree that any
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and all procedures relating to controversies between them as described in
Section 9.02 above shall be commenced within ninety (90) days from the date of the event giving rise to the claim by giving notice pursuant to Section 9.01 above. Within thirty (30) days of giving notice of an alleged dispute, Employee shall reduce his allegation to writing for submission to and review by the Employer's Chairman and/or Board. The Chairman and/or Board shall have fifteen
(15) business days to reach a decision. Employee may request arbitration within thirty (30) days from receipt of the decision. Failure to comply with any of the time periods set out above in this section will constitute a bar to any and all claims and such claims shall be deemed waived and released in their entirely.

Section 9.04 - Entire Agreement:  This Agreement supersedes any and all other
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agreements or understandings, whether oral, implied, or in writing, between the parties hereto with respect to the subject matter hereof and contains all of the covenants and agreements between the parties with respect to such matters in their entirety. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding. Any modification(s) to this Agreement will be effective only if it is in writing and signed by the parties hereto.

Section 9.05 - Partial Invalidity:  If any provision in this Agreement is held
---------------------------------
by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

Section 9.06 - Continuing Obligations:  Whether or not Employee's employment
-------------------------------------
relationship with Employer is terminated, neither Employer or Employee shall be relieved of the continuing obligations of the covenants contained in this Agreement.

Section 9.07 - Employee's Representation:  Employee represents and warrants that
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he is free to enter into this Agreement and to perform each of the terms and covenants in it. Employee represents and warrants that he is not restricted or prohibited, contractually or otherwise, from entering into and performing this Agreement, and

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that his execution and performance of this Agreement is not a violation or breach of any other agreement between Employee and any other person or entity.

                                    * * * *

The effective date of employment under this Agreement is August 18, 1997.

Dated:  July 16, 1997                          Dated:  June 30, 1997

                                               FARMERS & MERCHANTS BANK
                                                 OF CENTRAL CALIFORNIA

/s/ Kent A. Steinwert                          /s/ Ole R. Mettler
______________________________                 ______________________________
                                               Ole R. Mettler
Kent A. Steinwert                              Chairman of the Board

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